Exhibit 99.1

ARC Document Solutions Reports Results for First Quarter 2014

WALNUT CREEK, CA — (May 6, 2014)—ARC Document Solutions, Inc. (NYSE: ARC), the nation’s leading document solutions provider for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the first quarter ended March 31, 2014.

Quarterly Business Highlights:

•	Quarterly revenue has continued to grow year-over-year since the third quarter for 2013, though increase was muted due to effects of severe weather

•	Adjusted earnings per share of $0.03 vs. $0.01 in Q1 2013

•	Gross margin of 33.8%; year-over-year increase of 140 basis points

•	Q1 Adjusted EBITDA margin of 15.7%; year-over-year decrease of 20 basis points largely due to lower than anticipated sales

•	YTD cash flow from operations of $7.7 million vs. $11.9 million for the same period last year; comparison influenced by receipt of a tax refund in 2013

•	Maintains 2014 diluted annual adjusted earnings per share outlook in the range $0.19 to $0.23 and outlook for 2014 annual cash provided by operating activities in the range of $51-$56 million

•	Introducing annual adjusted EBITDA guidance of $69-$73 million

Financial Highlights:
	Three Months Ended March 31,
(All dollar amounts in millions, except EPS)	2014	2013
Net Revenue	$100.4	$100.0
Gross Margin	33.8%	32.4%
Net Income attributable to ARC	$1.4	$0.4
Adjusted Net Income attributable to ARC	$1.5	$0.6
Earnings per share	$0.03	$0.01
Adjusted earnings per share	$0.03	$0.01
Adjusted EBITDA	$15.7	$15.9
Cash provided by operating activities	$7.7	$11.9
Capital Expenditures	$3.6	$5.6
Debt & Capital Leases (including current)	$216.4	$219.4

Management Commentary

“We generated good results in the first quarter, thanks largely to the strength of our margin structure and the diversification of our business lines,” said K. Suri Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “We were also pleased to see activity rise substantially in March after experiencing the dampening effects of severe weather during January and February. Despite a year-over-year sales increase of less than one percent during the quarter, our gross margin grew by 140 basis points. This kind of leverage demonstrates the sustainable strength of our new business model. Combined with the improving economic environment, better news in employment, and incremental gains throughout the construction industry, our first quarter results give me confidence in our increasing value throughout 2014.”

John Toth, ARC’s CFO, said, “We experienced weather-related sales losses between $1 million and $1.5 million in the early part of the quarter, but we were able to take it largely in stride, essentially matching our revenue performance in the first quarter of 2013 but improving our gross margin. Cash from operations was healthy despite the lower than expected sales and the changes in levels of working capital we typically experience in the first quarter. In spite of these headwinds, we were able to generate enough cash to comfortably double the principal payment required under our new Term Loan, reducing our principal from $200 million to $195 million. We plan to continue to aggressively reduce our long term debt and thereby our invested capital in the future.”

2014 First Quarter Supplemental Information:

Net sales were $100.4 million, a 0.3% increase compared to the first quarter of 2013.

Days sales outstanding in Q1 2014 were 53, compared to 55 days in Q1 2013.

AEC customers comprised approximately 77% of our total net sales, while non-AEC customers made up approximately 23% of our total net sales.

Total number of Onsite Services contracts at the end of the first quarter was approximately 7,900, a gain of nearly 200 contracts from the beginning of the year.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended March 31,
Services and Product Line	2014	2013
Traditional Reprographics	28.2%	29.5%
Onsite Services	31.3%	29.0%
Color Services	21.1%	20.9%
Digital Services	8.0%	8.4%
Equipment and Supplies Sales	11.4%	12.2%

Outlook:

ARC Document Solutions anticipates annual adjusted earnings per share in 2014 to be in the range of $0.19 to $0.23 on a fully diluted basis. Annual cash flow from operations is expected to be in the range of $51 million to $56 million. Annual adjusted EBITDA is projected to be in the range of $69 million to $73 million.

Teleconference and Webcast:

ARC Document Solutions will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s first quarter of 2014. To access the live audio call, dial 888-430-8694. International callers may join the conference by dialing 719-325-2470. The conference ID number is 7020350. A live webcast will also be made available on the investor relations page of ARC Document Solution’s website at www.e-arc.com.

A replay of the call will be available for five days after the call’s conclusion. To access the replay, dial 888-203-1112. International callers may access the replay by dialing 719-457-0820. The conference ID number is 7020350. The webcast will also be made available at www.e-arc.com for approximately 90 days following the call’s conclusion.

About ARC Document Solutions (NYSE: ARC)

ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 7,900 of its customers’ offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “continuing growth,” “confidence” “sustainable,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” in Item 1A in ARC Document Solution’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:

David Stickney

VP Corporate Communications

925-949-5114

ARC Document Solutions, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$23,993	$27,362
Accounts receivable, net of allowances for accounts receivable of $2,512 and $2,517	59,493	56,328
Inventories, net	16,066	14,047
Deferred income taxes	353	356
Prepaid expenses	4,590	4,324
Other current assets	4,155	4,013

Total current assets	108,650	106,430
Property and equipment, net of accumulated depreciation of $209,649 and $206,636	56,574	56,181
Goodwill	212,608	212,608
Other intangible assets, net	26,316	27,856
Deferred financing fees, net	3,083	3,242
Deferred income taxes	1,222	1,186
Other assets	2,323	2,419

Total assets	$410,776	$409,922

Current liabilities:
Accounts payable	$22,652	$23,363
Accrued payroll and payroll-related expenses	11,059	11,497
Accrued expenses	23,230	21,365
Current portion of long-term debt and capital leases	19,188	21,500

Total current liabilities	76,129	77,725
Long-term debt and capital leases	197,197	198,228
Deferred income taxes	32,339	31,667
Other long-term liabilities	3,186	3,163

Total liabilities	308,851	310,783

Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,684 and 46,365 shares issued and 46,639 and 46,320 shares outstanding	46	46
Additional paid-in capital	107,599	105,806
Retained earnings	(13,232)	(14,628)
Accumulated other comprehensive income	396	634

	94,809	91,858
Less cost of common stock in treasury, 45 shares	168	168

Total ARC Document Solutions, Inc. stockholders’ equity	94,641	91,690
Noncontrolling interest	7,284	7,449

Total equity	101,925	99,139

Total liabilities and equity	$410,776	$409,922

ARC Document Solutions, Inc.

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Service sales	$88,931	$87,800
Equipment and supplies sales	11,442	12,236

Total net sales	100,373	100,036
Cost of sales	66,439	67,657

Gross profit	33,934	32,379
Selling, general and administrative expenses	26,106	23,773
Amortization of intangible assets	1,498	1,747
Restructuring expense	483	472

Income from operations	5,847	6,387
Other income	(26)	(26)
Interest expense, net	3,913	6,041

Income before income tax provision (benefit)	1,960	372
Income tax provision (benefit)	664	(311)

Net income	1,296	683
Loss (income) attributable to noncontrolling interest	100	(268)

Net income attributable to ARC Document Solutions, Inc. shareholders	$1,396	$415

Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.03	$0.01

Diluted	$0.03	$0.01

Weighted average common shares outstanding:
Basic	45,990	45,762
Diluted	46,782	45,791

ARC Document Solutions, Inc.

Non-GAAP Measures

Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows provided by operating activities (1)	$7,714	$11,881
Changes in operating assets and liabilities, net of effect of business acquisitions	4,229	(1,756)
Non-cash expenses, including depreciation, amortization and restructuring	(10,647)	(9,442)
Income tax provision (benefit)	664	(311)
Interest expense, net	3,913	6,041
Income attributable to the noncontrolling interest	100	(268)

EBIT	5,973	6,145
Depreciation and amortization	8,493	8,702

EBITDA	14,466	14,847
Restructuring expense	483	472
Stock-based compensation	781	592

Adjusted EBITDA	$15,730	$15,911

(1)	Cash flows provided by operating activities for the three months ended March 31,2013 includes an income tax refund of $3.8 million received in 2013 related to our 2009 consolidated federal income tax return.

ARC Document Solutions, Inc.

Non-GAAP Measures

Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income attributable to ARC Document Solutions, Inc.	$1,396	$415
Restructuring expense	483	472
Income tax benefit related to above items	(188)	(179)
Deferred tax valuation allowance and other discrete tax items	(157)	(154)

Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$1,534	$554

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.03	$0.01

Diluted	$0.03	$0.01

Weighted average common shares outstanding:
Basic	45,990	45,762
Diluted	46,782	45,791

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.03	$0.01

Diluted	$0.03	$0.01

Weighted average common shares outstanding:
Basic	45,990	45,762
Diluted	46,782	45,791

ARC Document Solutions, Inc.

Non-GAAP Measures

Reconciliation of net income attributable to ARC Document Solutions, Inc. shareholders to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income attributable to ARC Document Solutions, Inc. shareholders	$1,396	$415
Interest expense, net	3,913	6,041
Income tax provision (benefit)	664	(311)

EBIT	5,973	6,145
Depreciation and amortization	8,493	8,702

EBITDA	14,466	14,847
Restructuring expense	483	472
Stock-based compensation	781	592

Adjusted EBITDA	$15,730	$15,911

ARC Document Solutions, Inc.

Net Sales by Product Line

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Service Sales
Traditional reprographics	$28,325	$29,558
Color	21,165	20,905
Digital	8,059	8,361

Subtotal	57,549	58,824
Onsite services(1)	31,382	28,976

Total services sales	88,931	87,800
Equipment and supplies sales	11,442	12,236

Total net sales	$100,373	$100,036

(1)	Represents work done at our customer sites, which includes Facilities Management (“FM”) and Managed Print Services (“MPS”).

Non-GAAP Financial Measures.

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2014 first quarter report on Form 10-Q. Additionally, please refer to our 2013 Annual Report on Form 10-K.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.

Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three months ended March 31, 2014 and 2013 to reflect the exclusion of restructuring expense and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three months ended March 31, 2014 and 2013. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in three months ended March 31, 2014 and 2013 to exclude stock-based compensation expense and restructuring expense. The adjustment of EBITDA for non-cash adjustments is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$1,296	$683
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	147	145
Depreciation	6,995	6,955
Amortization of intangible assets	1,498	1,747
Amortization of deferred financing costs	183	283
Amortization of bond discount	225	165
Stock-based compensation	781	592
Deferred income taxes	1,893	(409)
Deferred tax valuation allowance	(1,289)	20
Restructuring expense, non-cash portion	384	58
Other non-cash items, net	(170)	(114)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(3,435)	(9,183)
Inventory	(2,014)	46
Prepaid expenses and other assets	222	3,709
Accounts payable and accrued expenses	998	7,184

Net cash provided by operating activities	7,714	11,881

Cash flows from investing activities
Capital expenditures	(3,565)	(5,612)
Other	164	357

Net cash used in investing activities	(3,401)	(5,255)

Cash flows from financing activities
Proceeds from stock option exercises	441	—
Proceeds from issuance of common stock under Employee Stock Purchase Plan	21	—
Payments on long-term debt agreements and capital leases	(7,963)	(3,332)
Net borrowings (repayments) under revolving credit facilities	402	(1,139)
Payment of deferred financing costs	(457)	—
Net cash used in financing activities	(7,556)	(4,471)

Effect of foreign currency translation on cash balances	(126)	43

Net change in cash and cash equivalents	(3,369)	2,198
Cash and cash equivalents at beginning of period	27,362	28,021

Cash and cash equivalents at end of period	$23,993	$30,219

Supplemental disclosure of cash flow information
Noncash financing activities
Capital lease obligations incurred	$4,088	$1,254
Stock options exercised—unsettled	$550	$—